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Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of KaloBios Pharmaceuticals, Inc. (the "Company") on Form 10-K for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David W. Pritchard, the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 13, 2014	/s/ DAVID W. PRITCHARD David W. Pritchard President and Chief Executive Officer (Principal Executive Officer)

        A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), has been provided to KaloBios Pharmaceuticals, Inc. and will be retained by KaloBios Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of KaloBios Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.

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  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002